CVR ENERGY REVIEWS MULTIPLE CRUDE OIL SUPPLY PROPOSALS;
J. ARON & COMPANY AMENDS EXISTING AGREEMENT
SUGAR LAND, Texas (Nov. 5, 2008) – CVR Energy, Inc. (NYSE: CVI) announced today that it is in discussions with multiple parties to select a new supplier for a replacement of its crude oil supply agreement with J. Aron & Company.
The company said that J. Aron and CVR Energy had agreed to extend to Dec. 1, 2008, the date by which either party may provide notice of cancellation of their current crude oil supply agreement.  The agreement currently renews each year on Dec.31 unless either party provides an advance notice of cancellation.  While J. Aron has indicated that it does not intend to renew the supply agreement for a full twelve months beyond Dec. 31, 2008, the parties have been in discussions regarding extending their supply agreement for up to 45 days beyond Dec. 31, 2008, on terms and conditions mutually acceptable to both parties, in order to assure CVR Energy an uninterrupted supply of crude oil while CVR negotiates with alternative suppliers.
“We appreciate J. Aron’s decision to extend the time available for CVR Energy to analyze the proposals that have been submitted to us,” said Jack Lipinski, CVR Energy’s chairman, president and chief executive officer.  “I am particularly pleased with the expressed interest we are seeing from competing parties for this business, and appreciate J. Aron’s willingness to work with us while we evaluate the alternative suppliers available in the market.”
CVR Energy did not identify which companies submitted proposals.  The company indicated that it was working toward executing a definitive agreement with a new supplier by the end of 2008 and, in any event, by no later than the end of the first quarter of 2009.
The current supply agreement with J. Aron would have required CVR Energy or J. Aron to provide written notice by last Friday of any election not to continue with the current agreement through the end of 2009.  As amended, either party must provide notice of cancellation by Dec. 1, 2008.
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This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our SEC filings.  These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no duty to update its forward-looking statements.
About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy, Inc.’s subsidiary and affiliated businesses include an independent refiner that operates a 115,000 barrel per day refinery in Coffeyville, Kan., and markets high-value transportation fuels supplied to customers through tanker trucks and pipeline terminals; a crude oil gathering system serving central Kansas, northern Oklahoma and southwest Nebraska; an asphalt and refined fuels storage and terminal business in Phillipsburg, Kan.; and, through a limited partnership, an ammonia and urea ammonium nitrate fertilizer business located in Coffeyville, Kan.
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Investor Relations:	Media Relations:
Stirling Pack, Jr.	Steve Eames
CVR Energy, Inc.	CVR Energy, Inc.
281-207-3464	281-207-3550
InvestorRelations@CVREnergy.com	MediaRelations@CVREnergy.com